EXHIBIT 10.17

SECURITY AGREEMENT

        THIS SECURITY AGREEMENT ("Agreement") is made as of the 6th day of October, 2008, by and between SigmaSYS Corp., a Delaware corporation ("SigmaSYS"), Sandy L. Hoover, Trustee of the Exemption Trust, a sub-trust of the Robert T. Stewart Separate Property Trust dated March 17, 2003 (the "Exemption Trust"), Sandy L. Hoover, Trustee of the Sandy L. Hoover Trust, a sub-trust of the Robert T. Stewart Separate Property Trust dated March 17, 2003 (the "Q-Tip Trust" and, together with the Exemption Trust, each a "Secured Party"), and Sandy L. Hoover (the "Secured Party Representative").

        For good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows:

        1.     SigmaSYS grants to the Secured Parties a security interest in its Accounts, Chattel Paper, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter of Credit Rights, Payment Intangibles and Supporting Obligations and all Proceeds, all now owned and hereafter acquired and all proceeds thereof, as well as all now existing and hereafter acquired books, records, writings, information and other property relating to, embodying, incorporating or referring to, any of the foregoing (the "Collateral"). Capitalized terms used but not defined in this Agreement have the respective meanings given them in the Delaware Uniform Commercial Code as the same may be amended from time to time.

        2.     The security interest is granted to secure the payment by inTEST Corporation, a Delaware corporation ("Parent") of (i) Parent's promissory note to the Exemption Trust dated October 6, 2008 and (ii) Parent's promissory note to the Q-Tip Trust dated October 6, 2008 (collectively, the "Notes"), which Notes have an aggregate original principal amount of $1,524,908.42 (the "Obligations"). Upon the repayment of all of the Obligations, the security interest created hereby shall terminate and all rights in and to the Collateral shall revert to SigmaSYS and the Secured Parties will, at the expense of SigmaSYS to the extent permitted by law, execute and deliver to SigmaSYS such documents as SigmaSYS reasonably requests to evidence the termination of such security interest and the release of such Collateral.

        3.     SigmaSYS hereby covenants, represents and warrants as follows:

               (a)    SigmaSYS is the sole owner of and has good and marketable title to the Collateral (or, in the case of after-acquired Collateral, at the time SigmaSYS acquires rights in the Collateral) and, except as otherwise disclosed in writing to Secured Party Representative, no person has (or, in the case of after-acquired Collateral, at the time SigmaSYS acquires rights therein, will have) any right, title, claim or interest (by way of security interest, mortgage, pledge, lien, charge or other encumbrances in), against or to the Collateral, except for:

                      (i)     any statutory lien for taxes not yet due, any statutory lien of a landlord, carrier, warehouseman, mechanic or materialman incurred for sums not yet due, purchase money claims and claims securing retail payments under capital lease agreements, and liens that are immaterial in character, amount and extend and which do not materially detract from the value or interfere with the present use of the properties they affect (the foregoing, collectively, "Permitted Encumbrances"); and

                      (ii)    liens junior in priority to the Secured Parties' security interest in the Collateral ("Junior Liens").

               (b)    The aggregate book value of the Collateral that is not subject to Junior Liens shall, as of the last day of each calendar quarter while either of the Notes remains outstanding, be not less than One Hundred Ten Percent (110%) of the aggregate outstanding principal amount of the Notes.

               (c)    SigmaSYS hereby agrees to allow, at all reasonable times, and from time to time, without the necessity of any prior notice or demand, each Secured Party by or through any of its officers, agents, attorneys, accountants, or other representative, to examine or inspect the Collateral wherever the same may be located and to examine, inspect, and make copies of SigmaSYS's books and records respecting any or all of the Collateral.

               (d)    SigmaSYS shall pay all taxes and assessments upon the Collateral promptly when due unless reasonably contested in good faith.

               (e)    To the knowledge of SigmaSYS after diligent inquiry, all information heretofore, herein or hereafter supplied to the Secured Party Representative or to either Secured Party by or on behalf of SigmaSYS with respect to the Collateral is accurate and complete in all material respects.

               (f)    The execution, delivery and performance of this Agreement are within the corporate power of SigmaSYS, have been duly authorized, are not in contravention of law or any of the terms of SigmaSYS's articles of incorporation or bylaws, or of any other indenture, agreement or undertaking to which SigmaSYS is a party or by which it is bound.

               (g)    SigmaSYS shall do, make, execute and deliver all such additional further acts, things, deeds, assurances, and instruments as Secured Party Representative may reasonably require, to assure to the Secured Parties their rights hereunder in or to the Collateral.

        4.     The following shall constitute events of default (each an "Event of Default") hereunder:

               (a)    The occurrence of a default under either Note if the same is not cured within thirty (30) days after written notice to SigmaSYS.

               (b)    The failure of SigmaSYS to perform any covenant under this Agreement if such failure is not cured within thirty (30) days after written notice to SigmaSYS.

               (c)    SigmaSYS becomes insolvent, a receiver is appointed for any part of SigmaSYS's property, SigmaSYS makes an assignment for the benefit of creditors, or any proceeding is commenced either by SigmaSYS or against SigmaSYS under any bankruptcy or insolvency laws.

        5.     Upon the occurrence of any Event of Default, and at any time thereafter, each Secured Party shall have all of the rights and remedies of a secured party under the Delaware Uniform Commercial Code, including the right to sell the Collateral at public sale without the necessity of first obtaining a judicial decree authorizing sale. Such remedies shall be in addition to any other remedies provided by law or in any other document executed by SigmaSYS.

        6.     So long as no Event of Default shall have occurred and be continuing or would result from any of the following actions, SigmaSYS may in the ordinary course of its business dispose of any Collateral which constitutes tangible personal property and enforce and collect Collateral which constitutes Accounts or General Intangibles, and SigmaSYS may retain, use and apply for its corporate purposes the Collateral and proceeds thereof.

        7.     SigmaSYS hereby agrees that, so long as an uncured Event of Default continues, at any time, without presentment, or demand, and without affecting or impairing in any way the rights of Secured Party with respect to the Collateral, the obligations of SigmaSYS hereunder or the Notes, Secured Party may - but shall not be obligated to and shall incur no liability to SigmaSYS or any third party for failure to - take any action that SigmaSYS is obligated by this Agreement to do and to exercise such rights and powers as SigmaSYS might exercise with respect to the Collateral, and SigmaSYS hereby irrevocably appoints Secured Party as its attorney-in-fact to exercise such rights and powers. SigmaSYS agrees to reimburse Secured Party upon demand for any costs and expenses, including, without limitation, reasonable attorneys' fees, Secured Party may incur while acting as SigmaSYS's attorney-in-fact hereunder, all of which costs and expenses are included in the obligations secured hereby. SigmaSYS further agrees that Secured Party will not be responsible for any act of commission or omission, excluding willful misconduct or gross negligence, arising out of the exercise of the rights and powers of SigmaSYS by Secured Party as attorney-in-fact. SigmaSYS shall pay all costs of recording any financing statements executed in connection with this Agreement.

        8.     Each Secured Party hereby appoints the Secured Party Representative as its agent for purposes of holding and enforcing rights and remedies under this Agreement or against any Collateral, and authorizes the Secured Party Representative to take such action on its behalf and to exercise such powers and discretion as this Agreement permits, in each case with respect to each Secured Party's respective interest in the Collateral, and Secured Party Representative hereby accepts such appointment. Each Secured Party and the Secured Party Representative acknowledges and agrees that SigmaSYS may rely on any notice from, or act of, the Secured Party Representative hereunder as the act of the Secured Parties.

        9.     Any demand or notice that either party may give to the other shall be mailed by certified mail, return receipt requested, addressed to the Secured Parties at 1723 Hacienda Place, El Cajon, CA 92020, Attn: Sandy L. Hoover (it being acknowledged that any such demand or notice delivered to that address shall constitute delivery to both Secured Parties), and addressed to SigmaSYS at c/o inTEST Corporation, 7 Esterbrook Lane, Cherry Hill NJ 08003, attn: Hugh T. Regan, Jr. Either party may change its address for notices by a notice duly given to the other. The parties shall execute and deliver all further instruments and documents and shall take any other action as may be reasonably required to more effectively carry out the terms and provisions of this Agreement. This Agreement constitutes the entire agreement between the parties concerning this subject matter and may be amended, waived, or discharged only by an agreement in writing signed by all of the parties. If any provision of this Agreement is determined by a court to be invalid, illegal or unenforceable, this Agreement shall be construed as if that provision had been amended to the extent necessary to cause this Agreement to be enforceable and to preserve the transactions contemplated by this Agreement to the greatest extent possible. This Agreement shall be binding upon and inure to the benefit of the parties and their respective personal representatives and successors. The laws of the State of Delaware shall govern the validity and construction of this Agreement, without regard to the principles of conflict of laws, and the parties submit to the jurisdiction of the courts of the State of Delaware and the venue of the U.S. District Court for the District of Delaware. Each party has participated to a significant degree in the drafting and preparation of this Agreement, and no provision shall be construed against a party on the basis of that party's being the "drafter."

        10.    This Agreement may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original but all of which counterparts collectively shall constitute one instrument. The transmission of a signed counterpart of this Agreement by facsimile or by portable document file ("PDF") shall have the same force and effect as delivery of an original signed counterpart of this Agreement, and shall constitute valid and effective delivery for all purposes.

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        IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the day and year first above written.

SigmaSYS Corp.

By: /s/ Hugh T. Regan, Jr. (SEAL)
Name: Hugh T. Regan, Jr.
Title: Treasurer

SECURED PARTIES:

The Exemption Trust, a sub-trust of the Robert T. Stewart Separate Property Trust dated March 17, 2003

By: /s/ Sandy L. Hoover
Name: Sandy L. Hoover
Title: Trustee

The Sandy L. Hoover Trust, a sub-trust of the Robert T. Stewart Separate Property Trust dated March 17, 2003

By: /s/ Sandy L. Hoover
Name: Sandy L. Hoover
Title: Trustee

SECURED PARTY REPRESENTATIVE:

/s/ Sandy L. Hoover
Sandy L. Hoover